Exhibit 4.2
CEREPLAST, INC.
AS ISSUER
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
AS TRUSTEE
INDENTURE
DATED AS OF MAY 24, 2011
7.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016

CROSS-REFERENCE TABLE

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

310 (a)(1)	5.10
(a) (2)	5.10
(a) (3)	N/A
(a) (4)	N/A
(a) (5)	N/A
(b)	5.10, 5.08, 14.02
311 (a)	5.11
(b)	5.11
(c)	N/A
312(a)	2.05
(b)	14.03
(c)	14.03
313 (a)	5.06
(b)	5.06
(c)	5.06, 14.02
(d)	5.06
314 (a)	8.03
(a) (4)	8.03, 8.04, 14.06
(b)	N/A
(c) (1)	14.05
(c) (2)	14.05
(c) (3)	N/A
(d)	N/A
(e)	14.06
(f)	N/A
315 (a)	5.01 (b)
(b)	5.05, 14.02
(c)	5.01 (a)
(d)	5.01 (c)
(e)	4.14
316 (a) (last sentence)	2.09
(a) (1) (A)	4.05
(a) (1) (B)	4.04
(a) (2)	N/A
(b)	4.07
(c)	7.04
317 (a) (1)	4.08
(a) (2)	4.09
(b)	2.04
318 (a)	14.01
(b)	N/A
(c)	14.01

“N/A” means not applicable.

*	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

-i-

-ii-

-iii-

EXHIBIT A FORM OF NOTE	A-1
EXHIBIT B FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT	B-1
EXHIBIT C FORM OF SURRENDER CERTIFICATE	C-1
EXHIBIT D FORM OF COMMON STOCK RESTRICTIVE LEGEND	D-1

-iv-

INDENTURE dated as of May 24, 2011 among CEREPLAST, INC., a corporation duly organized and existing under the laws of the State of Nevada, having its principal office at 300 Continental Blvd., Suite 100, El Segundo, California (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the creation of an issue of its 7.00% Convertible Senior Subordinated Notes due 2016 (the “Notes”), in substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make (i) the Notes, when the Notes are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company, in accordance with the Notes and this Indenture’s terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows.
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
“Act of the Holders” when used with respect to any Holder of a Note, has the meaning specified in Section 14.04(a).
“Additional Interest” has the meaning specified in the Securities Purchase Agreement.
“Additional Shares” has the meaning specified in Section 12.05(b).
“Adjustment Event” has the meaning specified in Section 12.06(k).
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent, Conversion Agent or co-registrar.
“Agent Members” has the meaning set forth in Section 2.04(g).

“Applicable Consideration” has the meaning specified in Section 12.07.
“Bankruptcy Law” means Title 11 of the U.S. Code (or any successor thereto) or any similar federal, state or foreign law for the relief of debtors.
“Board of Directors” means either the board of directors of the Company or any committee of such board empowered to act for it with respect to this Indenture.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company duly adopted by such Board of Directors and in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.
“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (however designated, whether voting or non-voting) in common stock (or other ordinary shares or other common equity interests or American Depository Shares or similar instruments representing interests therein) of such Person, whether now outstanding or issued after the date of this Indenture.
“Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange (or if not so listed, on the principal regional securities exchange) on which the shares of Common Stock are traded or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets, Inc. In the absence of such a quotation, the Closing Sale Price shall be determined by a nationally recognized securities dealer retained by the Company to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.
“Common Stock” means shares of the common stock, par value $0.001 per share, of the Company existing on the date of this Indenture or as such stock may be constituted from time to time. However, subject to the provisions of Section 12.07, shares issuable on conversion or repurchase of Notes shall include only shares of the class designated as Common Stock, par value $0.001 per share, of the Company at the date of execution of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Repurchase Notice” has the meaning specified in Section 11.02.
“Continuing Directors” means, as of any date of determination, any member of the Board of Directors who (i) was a member of the Board of Directors on the date of this Indenture; or (ii) was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director’s nomination or election.
“Conversion Agent” has the meaning specified in Section 2.03.
“Conversion Date” has the meaning specified in Section 12.02.
“Conversion Notice” has the meaning specified in Section 12.02.
“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.
“Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Notes is convertible, which is initially 172.4138 shares, subject to adjustments as set forth herein, rounded to four decimal places (rounded up if the fifth decimal place thereof is 5 or more and otherwise rounded down).
“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be administered, which initially will be the office of Wells Fargo Bank, National Association, located at 625 Marquette Avenue, 11th Floor, MAC N93-110, Minneapolis, MN, 55479, Attention: Corporate Trust Services — Administrator for Cereplast, Inc.
“Current Market Price” has the meaning specified in Section 12.06(g).
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
“Default” means an event that is, or after notice or lapse of time or both would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 2.12.
“Defaulted Interest Special Record Date” has the meaning specified in Section 2.12.
“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Designated Senior Secured Debt” means Senior Secured Debt of the Company under that certain Venture Loan and Security Agreement between the Company and Compass Horizon Funding Company, LLC, dated December 21, 2010, and other Senior Secured Debt of the Company that, at the date of determination is specifically designated in the instrument, agreement or other document evidencing or governing that Senior Debt or in another writing as “Designated Senior Secured Debt” for purposes of this Indenture (provided, however, that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Secured Debt to exercise the rights of Designated Senior Secured Debt).
“Determination Date” has the meaning specified in Section 12.06(k)
“Dollar,” “U.S. Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.
“Effective Date” has the meaning specified in Section 12.05(b).
“Event of Default” has the meaning specified in Section 4.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex Date” means, with respect to any dividend, distribution or issuance on shares of Common Stock or any other equity security, the first Trading Day on which the shares of Common Stock or such other equity security does not automatically transfer the right to receive such dividend, distribution or issuance from the seller of Common Stock or such other equity security to its buyer.
“Expiration Time” has the meaning specified in Section 12.06(f).
“Fair Market Value” has the meaning specified in Section 12.06(g)(iii).
“Fundamental Change” means the occurrence of any of the following after the original issuance of the Notes:
(a) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person,” directly or indirectly, including through one or more wholly-owned Subsidiaries, becomes the “beneficial owner” (as these terms are defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), of more than 50% of the voting power of the Company’s Capital Stock that is at the time entitled to vote by the holder thereof in the election of the Board of Directors (or comparable body);
(b) the first day on which a majority of the members of the Board of Directors are not Continuing Directors;
(c) the adoption of a plan relating to the liquidation or dissolution of the Company;

(d) the consolidation or merger of the Company with or into any other “person” (as this term is used in Section 13(d)(3) of the Exchange Act), or the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any “person” (as this term is used in Section 13(d)(3) of the Exchange Act), other than:
(i) any transaction:
(A) that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Common Stock; and
(B) pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the Company immediately prior to such transaction have the right to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Company’s Capital Stock entitled to vote generally in elections of directors of the continuing or surviving Person immediately after giving effect to such transaction; or
(ii) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; or
(e) the termination of trading of the Common Stock, which will be deemed to have occurred if the Common Stock or other common stock or common equity interests into which the Notes are then convertible, are neither listed for trading on a United States national securities exchange nor approved for listing on any United States system of automated dissemination of quotations of securities prices, and no American Depositary Shares certificates or similar instruments for such common stock or common equity interests are so listed or approved for listing in the United States.
However, a Fundamental Change will be deemed not to have occurred if more than 90% of the consideration in the transaction or transactions (other than cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) which otherwise would constitute a Fundamental Change under clauses (a) or (d) above consists of shares of common stock, depositary receipts or other common equity interests traded or to be traded immediately following such transaction on a United States national securities exchange and, as a result of the transaction or transactions, the Notes become convertible into such common stock, depositary receipts or other common equity interests (and any rights attached thereto) and other applicable consideration.
“Fundamental Change Repurchase Date” has the meaning specified in Section 11.01(a).
“Fundamental Change Repurchase Notice” has the meaning specified in Section 11.01(c).

“Fundamental Change Repurchase Price” has the meaning specified in Section 11.04.
“Fundamental Change Repurchase Right” has the meaning specified in Section 11.01(a).
“Global Note” has the meaning specified in Section 2.01(e).
“Holder” or “Noteholder” means the Person in whose name the Note is registered in the Register.
“Indebtedness” when used with respect to any Person, and without duplication means:
(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;
(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;
(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;
(4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;
(5) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);

(6) any indebtedness or other obligations described in clauses (1) through (5) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and
(7) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including the provisions of the TIA that are deemed to be a part hereof.
“Interest Make-Whole” has the meaning specified in Section 12.01(b).
“Interest Make-Whole Cap” has the meaning specified in Section 12.01(b).
“Interest Payment Date” means each June 1 and December 1, beginning December 1, 2011.
“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.
“junior securities” has the meaning specified in Section 13.11(c).
“Make Whole Stock Cap” has the meaning specified in Section 12.05(b).
“Market Disruption Event” means (1) a failure by the primary United States national securities exchange in which the Common Stock is listed or admitted to trading to open during its regular trading session or (2) the occurrence or existence prior to 1:00 P.M. on any Trading Day for the Common Stock for an aggregate one half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Maturity” means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at its Maturity Date or by acceleration, conversion, exercise of a Repurchase Right or Fundamental Change Repurchase Right, or otherwise.
“Maturity Date” has the meaning specified in Section 2.01(b).
“Non-Stock Change of Control” means a transaction described under clause (a) or (d) in the definition of Fundamental Change pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares, if applicable, and cash payments made in respect of dissenters’ appraisal rights) in such transaction consists of cash or securities (or other property) that are not shares of common stock, depositary receipts or other common equity interests traded or scheduled to be traded immediately following such transaction on a United States national securities exchange.

“Notes” has the meaning specified in the first paragraph under the caption “Recitals of the Company.”
“Officer” means the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Senior Vice President, the Secretary or Assistant Secretary of the Company.
“Officers’ Certificate” means a certificate from the Company delivered to the Trustee and signed by its (a) Chairman, Vice Chairman, President, Chief Executive Officer, Chief Financial Officer or Vice President and (b) Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.
“Opinion of Counsel” means a written opinion of counsel, who may be counsel to, or a director or employee of, the Company, reasonably acceptable to the Trustee.
“Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or any Vice President, and delivered to the Trustee.
“Participants” has the meaning specified in Section 2.15(a).
“Paying Agent” has the meaning specified in Section 2.03.
“Payment Blockage Notice” has the meaning specified in Section 13.01(d).
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, estate or joint venture, or any entity similar to any of the foregoing organized under the laws of other countries, or a governmental agency or political subdivision thereof.
“Physical Notes” has the meaning specified in Section 2.01(f).
“Place of Conversion” means any city in which any Conversion Agent is located.
“Place of Payment” means any city in which any Paying Agent is located.
“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
“Purchased Shares” has the meaning specified in Section 12.06(f).
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means with respect to each Interest Payment Date, the May 15 or November 15, as the case may be, next preceding such Interest Payment Date. The “record date,” with respect to the Conversion Rate adjustment as provided in Section 12.06 has the meaning specified in Section 12.06(g)(iv).
“Register” has the meaning specified in Section 2.05.
“Registrar” has the meaning specified in Section 2.03.
“Registration Default” has the meaning specified in the Securities Purchase Agreement.
“Regular Record Date” for the interest payable on the Notes (including Additional Interest, if any) means the close of business on the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding each respective Interest Payment Date.
“Repurchase Date” has the meaning specified in Section 10.01.
“Repurchase Notice” has the meaning specified in Section 10.01.
“Repurchase Price” has the meaning specified in Section 10.01.
“Repurchase Right” has the meaning specified in Section 10.01.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, the treasurer, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.
“Restricted Security” means a Note (or Common Stock into which such Note has been converted) required to bear the Restrictive Securities Legend set forth in Exhibit A (or, in the case of Common Stock into which such Note has been converted, Exhibit D) of this Indenture.
“Restrictive Securities Legend” has the meaning, in the case of a Note, specified in Section 2.17(a) and, in the case of Common Stock, specified in Section 2.17(b).
“Rule 144” means Rule 144 as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.
“Rule 144A” means Rule 144A as promulgated under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Securities Act” means the Securities Act of 1933, as amended.

“Securities Purchase Agreement” means the Securities Purchase Agreement dated as of May 18, 2011 between the Company and the investors named therein.
“Senior Secured Debt” means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, in each case whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for (a) any particular Indebtedness in respect of which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior or pari passu in right of payment to any other Indebtedness of the Company or expressly provides that such Indebtedness is equal with or junior to the Notes, (b) any Indebtedness which is not secured by collateral which at the time of original issuance of such Indebtedness had a fair market value at least equal to 50% of the principal amount of such Indebtedness, (c) any Indebtedness between or among the Company or any of its Subsidiaries, or any of the Company’s Affiliates and (d) the Notes. The term “Senior Secured Debt” shall include, without limitation, all Designated Senior Secured Debt.
“Shelf Registration Statement” has the meaning specified in the Securities Purchase Agreement.
“Significant Subsidiary” has the meaning specified in Rule 1-02(w) under Regulation S-X under the Securities Act.
“Special Record Date” has the meaning specified in Section 7.04.
“Spin-off” has the meaning specified in Section 12.06(d).
“Spin-off Valuation Period” has the meaning specified in Section 12.06(d).
“Stock Price” has the meaning specified in Section 12.05(b).
“Subsidiary” means any Person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other Subsidiaries. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a Person that is not a corporation, ordinarily to appoint or approve the appointment of Persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.
“Surrender Certificate” means a certificate substantially in the form set forth in Exhibit C.
“Surrender Securities” has the meaning given to such term in Exhibit C.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code Section 67aaa- 77bbbb), as in effect on the date of execution of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended, or any successor statute.
“Trading Day” means a day during which (i) trading in the Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for the Common Stock is provided on the principal United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then traded.
“Transfer Agent” means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Notes.
“Trigger Event” has the meaning specified in Section 12.06(d).
“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“Vice President” means any vice president of a corporation, whether or not designated by a number or a word or words added before or after the title “vice president.”
“Voting Shares” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
Section 1.02 Incorporation By Reference Of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security holder” means a Holder;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.
Section 1.03 Rules Of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder;
(c) the word “or” shall not be exclusive;
(d) any item or list of items set forth following the word “including,” “include” or “includes” herein is set forth only for the purpose of indicating that, regardless of whatever other items are in the category in which such item or items are “included,” such item or items are in such category and shall not be construed as indicating the items in the category in which such item or items are “included” are limited to such item or items similar to such items; and
(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
ARTICLE II
THE NOTES
Section 2.01 Form And Dating.
(a) The Notes shall be known and designated as the “7.00% Convertible Senior Subordinated Notes Due 2016” of the Company. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is limited to $12,500,000, except as provided in (i) Section 2.07(c) or (ii) Section 2.02(d).
(b) The Notes shall mature on June 1, 2016 (the “Maturity Date”).
(c) Interest shall accrue at a rate of 7.00% per annum on the principal amount of the Notes from May 24, 2011 or from the most recent date to which interest has been paid until the principal of the Notes is paid or made available for payment pursuant to the terms of this Indenture. Interest shall be payable semiannually in arrears on June 1 and December 1 in each year, commencing December 1, 2011. Each payment of interest on the Notes shall include interest accrued through the day prior to the applicable Interest Payment Date or the Maturity Date. Any payment of principal and interest scheduled to be made on any day that is not a Business Day shall be made on the next succeeding Business Day. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Except as provided in the next succeeding paragraph or with respect to any Interest Make-Whole Payments, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted, cash or a combination of cash and the full number of shares of Common Stock, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied in full its obligation with respect to such Note to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Accordingly, accrued but unpaid interest (including Additional Interest, if any) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.
If a Holder of any Note converts such Note after 5:00 P.M., New York City time on a Regular Record Date but prior to 9:00 A.M., New York City time on the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest (including Additional Interest, if any) accrued and unpaid on such Note, to, but excluding, such Interest Payment Date notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note, (ii) the Holder converts such Note in connection with a Fundamental Change and the Company has specified a Repurchase Date for a Note that is after a Record Date for an interest payment but on or prior to the third Trading Day after the corresponding Interest Payment Date, (iii) the Holder converts such Note prior to June 2, 2014 or (iv) the Holder converts such Note after the Regular Record Date for the interest payment due on the Maturity Date, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).
Principal of, premium, if any, and interest (including Additional Interest, if any) on, Global Notes shall be payable to the Depositary in immediately available funds.
Principal and premium, if any, of and interest on maturity, on Physical Notes shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee. Interest (including Additional Interest, if any) on Physical Notes (other than at maturity) will be payable (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder, or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

(d) The Notes and the Trustee’s certificate of authentication shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication.
(e) The Notes are being offered and sold in reliance on an exception from the registration requirements under the Securities Act and shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, including the “Schedule of Exchanges of Interests in the Global Note” attached thereto (the “Global Note”), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the Restrictive Securities Legend and the Global Note Legend. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided; provided, however, that in no event shall the aggregate principal amount of the Global Note or Notes exceed $12,500,000, except as provided in (i) Section 2.07(c) or (ii) Section 2.02(d).
(f) Notes issued in exchange for interests in a Global Note pursuant to Section 2.15 may be issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A (but without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) (the “Physical Notes”) and, if applicable, bearing any legends required by Section 2.17.
Section 2.02 Execution And Authentication.
(a) One Officer shall sign the Notes for the Company by manual or facsimile signature.
(b) If an Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.
(c) A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
(d) Upon an Order of the Company specifying the number of separate Notes, the principal amount of each Note to be authenticated, the date on which the original issue of Notes is to be authenticated, the registered holder of each of the said Notes, delivery instructions for each such Note and signed by one Officer, the Trustee shall authenticate Notes for original issue in the aggregate principal amount of up to $12,500,000 and such additional principal amount, if any, as shall be determined pursuant to the next sentence of this Section 2.02(d). Upon receipt by the Trustee of an Officers’ Certificate of the Company stating that additional Notes, which may be an unlimited aggregate principal amount, will be issued after the initial issue date of the Notes that have the same terms and “CUSIP” numbers as the Notes and, based on an Opinion of Counsel, are of the same class with the other Notes for U.S. federal income tax purposes, the Trustee shall authenticate and deliver such specified principal amount of such additional Notes to or upon the Order of the Company signed as provided in the immediately preceding sentence. Such Officers’ Certificate must be received by the Trustee not later than the proposed date for delivery of such additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $12,500,000, except as provided above or in Section 2.07(c).

(e) Upon an Order of the Company signed by two Officers of the Company, the Trustee shall authenticate Notes not bearing the Restrictive Securities Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in Section 2.16(c).
(f) The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Agent. An authenticating agent has the same rights as an Agent to deal with the Company and its Affiliates.
(g) The Notes shall be issuable only in registered form without interest coupons and only in denominations of $2,000 or an integral multiple of $1,000 above such amount.
Section 2.03 Registrar, Paying Agent And Conversion Agent.
(a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint or change one or more co-registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term “Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Conversion Agent” includes any additional conversion agent.
(b) The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or a Subsidiary or an Affiliate of any of them may act as Paying Agent.
(c) The Company initially appoints the Trustee as Paying Agent, Registrar and Conversion Agent.
Section 2.04 Paying Agent To Hold Money In Trust.
Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders (the “Register”). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may reasonably request in writing the Register.
Section 2.06 Transfer And Exchange.
(a) Subject to Sections 2.15 and 2.16, when Notes are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Notes at the Registrar’s request.
(b) No service charge shall be made for any transfer, exchange or conversion of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer, exchange or conversion of Notes, other than exchanges pursuant to Sections 2.10, 10.01, 11.01 or 12.01 not involving any transfer.
Section 2.07 Replacement Notes.
(a) If the Holder claims that the Note has been mutilated, lost, destroyed or stolen, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met and, in the case of a mutilated Note, such mutilated Note is surrendered to the Trustee. In the case of lost, destroyed or stolen Notes, an indemnity bond must be provided by the Holder that is sufficient in the judgment of the Trustee to protect the Company, the Trustee or any Agent from any cost, expense loss that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to replacing a Note and any other reasonable expenses (including the reasonable fees and expenses of the Trustee) in connection therewith.
(b) In case any such mutilated, lost, destroyed or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note when due.
(c) Every replacement Note is an additional obligation of the Company only as provided in Section 2.08.

(d) The provisions of this Section 2.07 are exclusive and shall preclude (to the lawful extent) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
Section 2.08 Outstanding Notes.
(a) Notes outstanding at any time are all the Notes authenticated by the Trustee except for those converted, those cancelled by it, those paid pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. Except to the extent provided in Section 2.09, a Note does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Note.
(b) If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Note is held by a protected purchaser, as that term is defined in the New York Uniform Commercial Code.
(c) If the Paying Agent (other than the Company or any Affiliate of the Company) holds on a Repurchase Date, Fundamental Change Repurchase Date or Maturity Date money sufficient to pay Notes payable on that date (or, if the Company acts as Paying Agent, if the Company has segregated and holds such money in trust in accordance with Section 2.04), then on and after that date, such Notes shall be deemed to be no longer outstanding and interest on them shall cease to accrue, and such Note shall be deemed paid whether or not the Note is delivered to the Paying Agent. Thereafter, all other rights of the Holders of such Notes shall terminate with respect to such Notes, other than the right to receive the Repurchase Price, Fundamental Change Repurchase Price or principal amount, as applicable.
(d) If a Note is converted in accordance with Article XII, then from and after the time of conversion on the Conversion Date, such Note will cease to be outstanding, and interest (including Additional Interest, if any) will cease to accrue on such Note.
Section 2.09 Notes Held By The Company Or An Affiliate
In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Subsidiaries or an Affiliate shall be considered as though not outstanding, except that for the purposes of determining whether a Responsible Officer of the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10 Temporary Notes
Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee shall promptly cancel or dispose of all Notes surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article XII.
Section 2.12 Defaulted Interest
If and to the extent the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest payable on the defaulted interest at the rate provided in the Notes (the “Defaulted Interest”). The Company may pay the Defaulted Interest to the persons who are Holders on a subsequent special record date fixed by the Company (a “Defaulted Interest Special Record Date”). The Company shall fix such Defaulted Interest Special Record Date and payment date. At least 15 days before the Defaulted Interest Special Record Date, the Company shall mail to Holders, with a copy to the Trustee and the Paying Agent, a notice that states the Defaulted Interest Special Record Date, payment date and amount of interest to be paid.
Section 2.13 CUSIP Numbers
The Company in issuing the Notes may use one or more “CUSIP” numbers, and if so, the Trustee shall use the CUSIP numbers in notices of repurchase as a convenience to Holders; provided, however, any such statement may state that no representation is made by the Trustee as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes and any such repurchase shall not be affected by any defect or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.
Section 2.14 Deposit Of Moneys
Prior to 11:00 A.M., New York City time, on each Interest Payment Date, Maturity Date, Repurchase Date and Fundamental Change Repurchase Date, the Company shall have deposited with a Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) in immediately available funds, money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Repurchase Date and Fundamental Change Repurchase Date, as the case may be, in a timely manner that permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Repurchase Date and Fundamental Change Repurchase Date, as the case may be.

Section 2.15 Book-Entry Provisions For Global Notes
(a) The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17. Members of, or participants in, the Depositary (“Participants”) shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Notes, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and Participants, the operation of customary practices governing the exercise of the rights of a Holder.
(b) Transfers of Global Notes shall be limited to transfers in whole, or in part, to the Depositary, its successors or their respective nominees. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Notes.
(c) In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.15(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.
(d) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to Section 2.15(b) shall, except as otherwise provided by Section 2.16, bear the Restrictive Securities Legend.
(e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action that a Holder is entitled to take under this Indenture or the Notes.
(f) The Trustee shall have no liability for any actions taken or not taken by the Depositary.

Section 2.16 Special Transfer Provisions
(a) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Security to a QIB:
(i) the Registrar shall register the transfer of any Restricted Security, whether or not such Restricted Security bears the Restrictive Securities Legend, if (x) the requested transfer is after the later of the first anniversary after (i) the issue date for the Notes and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Restricted Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof) (such later date being the “Resale Restriction Termination Date”), or (y) such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and
(ii) if the proposed transferor is a Participant seeking to transfer an interest in one Global Note to a transferee who will hold such interest in another Global Note, upon receipt by the Registrar of (A) written instructions given in accordance with the Depositary’s and the Registrar’s procedures and (B) the appropriate certificates and other documents, if any, required by clause (y) of paragraph (i) above, the Registrar shall register the transfer and reflect on its books and records the date and (x) a decrease in the aggregate principal amount of the Global Note through which the transferor held such interest in an amount equal to the aggregate principal amount of the Notes to be transferred and (y) an increase in the aggregate principal amount of the Global Note through which the transferee proposes to hold such interest, in an amount equal to the aggregate principal amount of the Notes to be transferred.
(b) Restrictions On Transfer And Exchange Of Global Notes. Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred except as a whole or in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.
(c) Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Securities Legend, the Registrar shall deliver Notes that do not bear the Restrictive Securities Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Securities Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend until (A) after the first anniversary of the later of (i) the issue date for the Notes, (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof), (B) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (C) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar or co-Registrar a notice in the form of Exhibit B hereto.

(d) General. By its acceptance of any Note bearing the Restrictive Securities Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Securities Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(e) Transfers Of Notes Held By Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of the Company within one year after the issue date for the Notes, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which the Company or any Affiliate of the Company was an owner of such Note, in each case, bear the Restrictive Securities Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee).
Section 2.17 Restrictive Securities Legends.
(a) Each Global Note and Physical Note that constitutes a Restricted Security shall bear the following legend (the “Restrictive Securities Legend”) on the face thereof until after the first anniversary of the later of (i) the issue date for the Notes, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof):
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(1), (2) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.
(b) Each share of Common Stock that constitutes a Restricted Security shall bear the legend as set forth in Exhibit D (the “Restrictive Securities Legend”) on the reverse thereof until after the first anniversary of the later of (i) the issue date for such share of Common Stock, and (ii) the last date on which the Company or any Affiliate of the Company was the owner of such share of Common Stock (or any predecessor security) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed between the Company and the Holder thereof).

(c) Each Global Note shall also bear the following legend (the “Global Note Legend”):
THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ARTICLE III
SATISFACTION AND DISCHARGE
Section 3.01 Satisfaction And Discharge Of Indenture
When:
(a) the Company shall deliver to the Trustee for cancellation all Notes previously authenticated (other than any Notes that have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Notes shall have been authenticated and delivered) and not previously cancelled; or
(b) the Company shall deposit with the Trustee, after the Notes have become due and payable, whether at the Maturity Date or upon the Notes being scheduled for conversion or otherwise, cash or shares of Common Stock, pursuant to Article XII, sufficient to pay all of the outstanding Notes and all other sums payable by the Company under this Indenture;

and, in the case of either clause (a) or (b), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect, except as to:
(i) remaining rights of registration of transfer, substitution and exchange and conversion of Notes,
(ii) rights hereunder of Holders to receive payments of principal of, premium, if any, and interest (including Additional Interest, if any) on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and
(iii) the rights, obligations and immunities of the Trustee hereunder;
and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel (each stating that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, the Company shall reimburse the Trustee for all amounts due the Trustee under Section 4.08 and Section 5.07 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and shall compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.
Section 3.02 Deposited Monies To Be Held In Trust
Subject to Section 3.03, all monies deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article XII, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest (including Additional Interest, if any). All monies deposited with the Trustee pursuant to Section 3.01 (and held by it or any Paying Agent) for the payment of Notes subsequently converted shall be returned to the Company upon written request of the Company.
Section 3.03 Return Of Unclaimed Monies
The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee or the Paying Agent, as the case may be, shall provide written notice to the Company of any money that has been held by it and has, for a period of two (2) years, remained unclaimed for the payment of the principal of, premium, if any, or any accrued and unpaid interest (including Additional Interest, if any) on, the Notes. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest (including Additional Interest, if any), the Notes that remains unclaimed for two (2) years. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 3.04 Reinstatement
If the Trustee or Paying Agent is unable to apply any money in accordance with Sections 3.01 and 3.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 3.01 and 3.02 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Sections 3.01 and 3.02; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IV
DEFAULTS AND REMEDIES
Section 4.01 Events Of Default
An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article VII hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) the Company shall fail to pay any interest (including Additional Interest, if any) on the Notes when due and such failure continues for a period of 15 calendar days; or
(b) the Company shall fail to pay the principal of the Notes when due at maturity, or the Company shall fail to pay the repurchase price upon a Fundamental Change, any make-whole premium payable, or any Interest Make-Whole payments, in respect of any Notes when due; or
(c) the Company shall fail to deliver shares of Common Stock (including any Additional Shares payable as a result of a make-whole premium) upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion; or
(d) the Company shall fail to provide the notice required in Section 11.01(b) of an anticipated effective date or actual effective date of a Fundamental Change for a period of five Business Days after such notice was required to be delivered; or
(e) the Company fails to perform or observe any other term, covenant or agreement contained in this Indenture and the failure continues for a period of 30 calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(f) the Company fails to pay when due (whether at stated maturity or otherwise) or a default that results in the acceleration of maturity, of any Indebtedness in excess of $1.0 million of the Company or any Significant Subsidiary of the Company, unless such Indebtedness is discharged or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or default to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or
(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case;
(ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;
(iv) makes a general assignment for the benefit of its creditors; or
(v) takes any comparable action under any foreign laws relating to insolvency; or
(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;
(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days.
Section 4.02 Acceleration Of Maturity; Rescission and Annulment
(a) If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in Section 4.01(g) or 4.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest (including Additional Interest, if any) to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

(b) If an Event of Default specified in Section 4.01(g) or 4.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.
(c) The Holders, through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, may rescind and annul an acceleration and its consequences if:
(i) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (i) all overdue interest (including Additional Interest, if any) on all Notes; (ii) the principal amount of any Notes that has become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and
(ii) all Events of Default, other than the nonpayment of principal or interest (including Additional Interest, if any) on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived, provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.01(f) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 4.01(f) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.
Section 4.03 Other Remedies
If an Event of Default with respect to outstanding Notes occurs and is continuing, the Trustee may, in its discretion, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest (including Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes. The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Notes, even if it does not possess any of the Notes or does not produce any of them in the proceeding.
Section 4.04 Waiver Of Past Defaults
The Holders, through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:
(i) in the payment of the principal of or interest (including Additional Interest, if any) on any Note;

(ii) in respect of the right to convert any Note (and receive an Interest Make-Whole payment, if any, upon a conversion of Notes) in accordance with Article XII;
(iii) in the payment of the repurchase price on a Repurchase Date or Fundamental Change Repurchase Date in connection with the repurchase rights under Article X or Article XI, as the case may be; or
(iv) in respect of a covenant or provision hereof which, under Section 4.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.
Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 4.05 Control By Majority
The Holders of a majority in aggregate principal amount of the outstanding Notes, through their written consent shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:
(a) conflicts with any law or with this Indenture;
(b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or
(c) may expose the Trustee to any cost, expense or personal liability.
The Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.
Section 4.06 Limitation On Suit
Except to enforce the right to receive payment of principal or interest (including any Additional Interest or Interest Make-Whole payments) when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:
(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;
(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and
(e) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to any Holder).
Section 4.07 Unconditional Right Of Holders To Receive Payment
Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional and shall not be impaired or affected without the consent of such Holder, to receive payment of the principal amount, repurchase price upon a Fundamental Change, repurchase price on a Repurchase Date, interest (including Additional Interest, if any) or make-whole premium, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this Indenture, and to convert such Note in accordance with Article XII hereof, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article XII hereof.
Section 4.08 Collection Of Indebtedness And Suits For Enforcement By The Trustee
The Company covenants that if:
(a) a default is made in the payment of any interest (including Additional Interest, if any) on any Note when such interest (including Additional Interest, if any) becomes due and payable and such default continues for a period of 30 days; or
(b) a default is made in the payment of the principal of or premium, if any, on any Note at the maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.02) on such Notes for principal and premium, if any, and interest (including Additional Interest, if any) and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest (including Additional Interest, if any), calculated using the applicable interest rate specified in Section 2.01(c), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 4.09 Trustee May File Proofs Of Claim
In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or its property or creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest (including Additional Interest, if any)) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of principal and premium, if any, and interest (including Additional Interest, if any) owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Notes allowed in such judicial proceeding, and
(b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Notes to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.07.
Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Note, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Note in any such proceeding.

Section 4.10 Restoration Of Rights And Remedies
If the Trustee or any Holder of a Note has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Notes shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 4.11 Rights And Remedies Cumulative
Except as otherwise provided with respect to the replacement or repayment of mutilated, destroyed, lost or stolen Notes in Section 2.07(d), no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 4.12 Delay Or Omission Not Waiver
No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or the Holders of Notes, as the case may be.
Section 4.13 Application Of Money Collected
Subject to Articles X, XI, XII and XIII, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest (including Additional Interest, if any), upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 5.07;
SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and premium, if any, and interest (including Additional Interest, if any), respectively; and
THIRD: Any remaining amounts shall be repaid to the Company.

Section 4.14 Undertaking For Costs
All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note on or after the Maturity Date expressed in such Note (or, in the case of exercise of a Repurchase Right or a Fundamental Change Repurchase Right, on or after the Repurchase Date, or Fundamental Change Repurchase Date, as the case may be) or for the enforcement of the right to convert any Note in accordance with Article XII.
ARTICLE V
THE TRUSTEE
Section 5.01 Duties Of Trustee
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
(b) Except during the continuance of an Event of Default:
(i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
(i) this paragraph (c) does not limit the effect of paragraph (b) of this Section;
(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 4.05.
(d) Every provision of this Indenture that in any way relates to the Trustee in any of its roles hereunder is subject to the provisions of this Section 5.01.
(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 5.02 Rights Of Trustee
(a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document; if, however, the Trustee shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours to examine the relevant books, records and premises of the Company, personally or by agent or attorney upon reasonable prior notice.
(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.
(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Order from the Company and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution.
(d) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel of the Company shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(e) The Trustee may act through agents or attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(f) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.
(g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer.

(h) The Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article XVIII. In addition, the Trustee shall not be deemed to have notice, or charged with having knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01(a) and 4.01(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee shall have received written notification at the Corporate Trust Office referencing the Notes and this Indenture or obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Article VIII (other than Sections 9.03 and 9.06) is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates of the Company).
(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(j) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and its directors, officers, employees and each agent, custodian and other Person employed to act hereunder.
(k) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(l) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers.
(m) No permissive power, right or remedy conferred upon the Trustee hereunder shall be construed to impose a duty to exercise such power, right or remedy.
(n) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(o) The Trustee shall have no duty to monitor or inquire as to the performance of the Company or Holders with respect to the registration rights under the Securities Purchase Agreement. The Trustee shall not be deemed to have knowledge of a Registration Default unless a Responsible Officer shall have received written notification of such event.
(p) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(q) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authorities and governmental action; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 5.03 Individual Rights Of Trustee
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11.
Section 5.04 Trustee’s Disclaimer
The Trustee makes no representation as to the validity, priority or adequacy of this Indenture or the Notes; it shall not be accountable for the Company’s use of the proceeds from the Notes; and it shall not be responsible for any statement in the Notes other than its certificate of authentication.
Section 5.05 Notice Of Defaults
If a Default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each Holder a notice of the Default or Event of Default within 90 days after it occurs unless such Default or Event of Default has been cured or waived. Except in the case of a Default or Event of Default in payment of any amounts due with respect to any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the best interests of Holders.
Section 5.06 Reports By Trustee To Holders
(a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such May 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b) and Section 313(d).
(b) A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting thereof.

Section 5.07 Compensation And Indemnity
(a) The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed upon in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee’s agents and counsel.
(b) The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including the reasonable fees and expenses of counsel and taxes other than those based upon the income of the Trustee) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. The Company need not pay for any settlement made without its consent. The Trustee shall notify the Company promptly of any claim for which it may seek indemnification. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence or willful misconduct.
(c) To secure the Company’s payment obligations in this Section 5.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay amounts due on particular Notes.
(d) The indemnity obligations of the Company with respect to the Trustee provided for in this Section 5.07 shall survive any resignation or removal of the Trustee and the termination of this Indenture.
(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 4.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 5.08 Replacement Of Trustee
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.08.
(b) The Trustee may resign by so notifying the Company in writing 30 Business Days prior to such resignation. The Holders of a majority in aggregate principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the Company’s consent. The Company may remove the Trustee if:
(i) the Trustee fails to comply with Section 5.10;
(ii) the Trustee is adjudged a bankrupt or an insolvent;
(iii) a receiver or other public officer takes charge of the Trustee or its property; or
(iv) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.
(d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee fails to comply with Section 5.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 5.07.
Section 5.09 Successor Trustee By Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers by sale or otherwise all or substantially all of its corporate trust business (including the administration of the trust created by this Indenture) to, another corporation, the successor corporation without any further act shall be the successor Trustee, if such successor corporation is otherwise eligible hereunder.
Section 5.10 Eligibility; Disqualification
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (on a consolidated basis with its Affiliates) of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).
Section 5.11 Preferential Collection Of Claims Against The Company
The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VI
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 6.01 When Company May Merge, Etc.
The Company shall not, in a single transaction or a series of related transactions, consolidate with or merge into any other Person or sell, convey, transfer or lease its property and assets substantially as an entirety to another Person unless:
(a) either (i) the Company is the continuing corporation, or (ii) the directly resulting, surviving or transferee Person (if other than the Company) is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person assumes, by a supplemental indenture, all of the Company’s obligations under the Notes and the Indenture;
(b) immediately after giving effect to the transaction described above, no Default or Event of Default, has occurred and is continuing;
(c) if as a result of such transaction the Notes become convertible into common stock or other securities issued by a third party, such third party fully and unconditionally assumes or guarantees all obligations of the Company or such surviving Person under the Notes and the Indenture; and
(d) the Company has, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee the Officers’ Certificate and Opinion of Counsel pursuant to Section 6.03.
Section 6.02 Successor Person Substituted
In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the continuing corporation and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form and substance to the Trustee, of the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and Cereplast, Inc. shall be discharged from its obligations under the Notes and the Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor Person instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance, transfer or lease, upon compliance with this Article VI the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article VI may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

Section 6.03 Opinion of counsel to be Given to Trustee
Prior to execution of any supplemental indenture pursuant to this Article VI, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article VI.
ARTICLE VII
AMENDMENTS, SUPPLEMENTS AND WAIVERS
Section 7.01 Without Consent Of Holders Of Notes
Without the consent of any Holders of Notes, the Company, when authorized by a Board Resolution or Board Resolutions, and the Trustee, at any time and from time to time, may amend this Indenture and the Notes to:
(a) provide for conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
(b) secure the Notes;
(c) provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;
(d) surrender any right or power herein conferred upon the Company;
(e) add to the covenants of the Company for the benefit of the Noteholders;
(f) cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in this Indenture or the Notes; provided, that such modification or amendment does not adversely affect the interests of the Noteholders in any material respect; provided, further, that any amendment made solely to conform the provisions of this Indenture or the Notes to the description of the Notes contained in the offering documents shall not be deemed to materially adversely affect the interests of the holders of the Notes as provided in an Officers’ Certificate;

(g) make any provision with respect to matters or questions arising under this Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of this Indenture or the Notes; provided, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Noteholders in any material respect;
(h) make any changes or modifications necessary in connection with the registration of the notes and the shares of Common Stock to be delivered upon conversion of the notes under the Securities Act as contemplated in the registration rights set forth in the Securities Purchase Agreement relating to the Notes, provided that such change or modification does not, in the good faith opinion of the Board of Directors and the trustee, materially adversely affect the interests of the Noteholders;
(i) increase the Conversion Rate;
(j) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(k) add guarantees of obligations under the Notes; or
(l) provide for a successor trustee.
Section 7.02 With Consent Of Holders Of Notes
Except as provided below in this Section 7.02, this Indenture or the Notes may be amended, modified or supplemented, and, subject to Sections 4.04 and 4.07, noncompliance by the Company in any particular instance with any provision of the Indenture or the Notes may be waived, in each case with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes.
Without the written consent of each Holder of Notes affected, an amendment, modification or waiver under this Section 7.02 may not:
(a) extend the maturity of any Notes;
(b) reduce the rate or extend the time for payment of interest (including Additional Interest, if any) on any Notes;
(c) reduce the principal amount of any Notes;
(d) reduce any amount payable upon repurchase of any Notes in accordance with Articles X and XI;

(e) impair the right of a Holder to institute suit for payment of any Notes;
(f) change the currency in which any principal of, or interest on, the Notes is payable;
(g) change the Company’s obligation to repurchase any Notes at the option of the Holder in a manner adverse to the holders except as provided in Section 7.01(a);
(h) change the Company’s obligation to repurchase any Notes upon a Fundamental Change in a manner adverse to the Holders after the occurrence of a Fundamental Change;
(i) affect the right of a Holder to convert any Notes into shares of Common Stock or reduce the number of shares of Common Stock or any other property, including cash, receivable upon conversion pursuant to Article XII hereof;
(j) modify this paragraph or Section 4.04 hereof; or
(k) reduce the percentage of the Notes required for consent to any modification of this Indenture that does not require the consent of each affected Holder.
It shall not be necessary for any act of Holders of Notes under this Section 7.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.
After an amendment, supplement or waiver under this Section 7.02 becomes effective, the Company shall promptly deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
Section 7.03 Compliance With Trust Indenture Act
Every amendment to this Indenture or the Notes shall be set forth in a supplemental indenture that complies with the TIA as then in effect.
Section 7.04 Revocation Of Consents And Effect Of Consents Or Votes
Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the outstanding Notes, and thereafter shall bind every Holder of Notes; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (k) of Section 7.02, the amendment, supplement or waiver shall bind only each Holder of a Note that has consented to it or voted for it, as the case may be, and every subsequent Holder of a Note or portion of a Note that evidences the same indebtedness as the Note of the consenting or affirmatively voting, as the case may be, Holder.
The Company may, but shall not be obligated to, fix a special record date (a “Special Record Date”) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which Special Record Date shall be not more than 30 days prior to the first solicitation of such consent. If a Special Record Date is fixed, then notwithstanding the proviso in the first paragraph of this Section 7.04, those Persons who were Holders at such Special Record Date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such Special Record Date. No such consent shall be valid or effective for more than 90 days after such Special Record Date unless consents from Holders of the requisite percentage in principal amount of outstanding Notes required hereunder for the effectiveness of such consents shall have also been given and not revoked within such 90 day period.
Section 7.05 Notation On Or Exchange Of Notes
If an amendment, supplement or waiver changes the terms of a Note:
(a) the Trustee may require the Holder of a Note to deliver such Notes to the Trustee, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated; or
(b) if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 7.06 Trustee To Sign Amendment, Etc.
The Trustee shall sign any amendment authorized pursuant to this Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it. In signing or refusing to sign such amendment, the Trustee shall receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

ARTICLE VIII
COVENANTS
Section 8.01 Payment Of Notes
(a) The Company shall pay all amounts due with respect to the Notes on the dates and in the manner provided in this Indenture and the Notes. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company or a Subsidiary or an Affiliate of any of them acts as Paying Agent, if it has segregated and holds in trust in accordance with Section 2.04) on that date money sufficient to pay the amount then due with respect to the Notes.
(b) The Company shall pay interest on any overdue amount (including, to the extent permitted by applicable law, overdue interest) at the rate borne by the Notes as specified in Sections 2.01(c) and 2.12.
(c) If Additional Interest is payable by the Company, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest per $1,000 principal amount of the Notes that is payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.
Section 8.02 Maintenance Of Office Or Agency
The Company will maintain an office or agency of the Trustee, Registrar and Paying Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or purchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office shall initially be one such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 14.02.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.
Section 8.03 Reports
(a) At any time when the Notes or the shares of Common Stock issuable upon conversion of the Notes are “restricted securities” within the meaning of the Securities Act, the Company shall, upon request, provide to any Holder or beneficial owner of Notes or prospective purchaser of Notes that so requests the information required to be delivered pursuant to Rule 144A(d)(4). Whether a Person is a beneficial owner shall be determined by the Company to the Company’s reasonable satisfaction.

(b) The Company will comply with the provisions of TIA Section 314(a).
(c) The Company (at its own expense) will deliver to the Trustee within 15 days after the filing of the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other financial reports, if any, that the Company may be required to file with the SEC pursuant to Section 12 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 12 or 15(d) of the Exchange Act, the Company shall continue to provide the Trustee with such quarterly and annual reports and other financial reports, if any, that the Company furnishes to its shareholders or stockholders. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).
Section 8.04 Compliance Certificate
The Company shall deliver to the Trustee within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 31, 2011) of the Company an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not the signers know of any continuing Default or Event of Default by the Company in performing any of its obligations under this Indenture or the Notes. If such signers do know of any such Default or Event of Default, the Officers’ Certificate shall describe the Default or Event of Default and its status.
Section 8.05 Stay, Extension And Usury Laws
The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 8.06 Corporate Existence
Subject to Article VI, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect their respective corporate existence and the corporate existence of each of their respective subsidiaries in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate existence of any subsidiary, if in the judgment of their respective Board of Directors (i) such preservation or existence is not material to the conduct of business of the Company and (ii) the loss of such right, license or franchise or the dissolution of such subsidiary does not have a material adverse impact on the Holders.

Section 8.07 Notice Of Default
In the event that any Default or Event of Default shall occur, the Company will give prompt written notice of such Default or Event of Default to the Trustee.
Section 8.08 Waiver Of Certain Covenants.
The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.03 and 8.07 (other than a covenant or condition which under Section 7.02 cannot be modified or amended without the consent of the Holder of each Note affected), if before the time for such compliance the Holders shall, through the consent of not less than a majority in principal amount of the Notes, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying Agent or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect. Nothing in this Section is intended to limit the application of Sections 4.08, 7.01 and 7.02.
ARTICLE IX
REDEMPTION OF NOTES
Section 9.01 No Optional Redemption of Notes.
The Notes shall not be redeemable at the option of the Company.
ARTICLE X
REPURCHASE OF NOTES AT THE OPTION OF HOLDERS ON A SPECIFIC DATE
Section 10.01 Repurchase Of Notes At The Option Of Holders.
(a) Notes shall be repurchased by the Company for cash, at the option of the Holder thereof (the “Repurchase Right”), on June 15, 2014 (the “Repurchase Date”) at a price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Repurchase Date (the “Repurchase Price”), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 10.01(c).

(b) No later than 20 Business Days prior to a Repurchase Date, the Company shall mail a written notice of the Repurchase Right by first class mail to the Trustee and to each Holder, at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Holder and shall briefly state, as applicable:
(i) the date by which the Repurchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the repurchase right;
(ii) the Repurchase Date;
(iii) the Repurchase Price;
(iv) the name and address of the Paying Agent and the Conversion Agent;
(v) the conversion rights, if any, of the Notes;
(vi) the Conversion Rate and any adjustments thereto;
(vii) that the Notes as to which a Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article XII hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;
(viii) the procedures for withdrawing a Repurchase Notice;
(ix) that the Notes must be surrendered to the Paying Agent to collect payment;
(x) that the Repurchase Price for any Note as to which a Repurchase Notice has been duly given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such Note;
(xi) the procedures the Holder must follow to exercise its Repurchase Right under this Section 10.01;
(xii) that, unless the Company defaults in making payment of such Repurchase Price, any interest (including Additional Interest, if any) on Notes surrendered for repurchase by the Company will cease to accrue on and after the Repurchase Date; and
(xiii) the CUSIP number(s) of the Notes.
A notice of Repurchase Right may be given by the Company or, at the Company’s request, the Trustee shall give such notice of Repurchase Right in the Company’s name and at the Company’s expense; provided, however, that the text of the notice of Repurchase Right shall be prepared by the Company.

(c) A Holder may exercise its right specified in Section 10.01(a) upon delivery of a written notice of repurchase (a “Repurchase Notice”) to the Paying Agent at any time during the period beginning at 9:00 A.M., New York City time, on the date that is 20 Business Days immediately preceding the Repurchase Date until 5:00 P.M., New York City time, on the Repurchase Date, stating:
(i) the certificate number of the Note which the Holder will deliver to be repurchased, if such Notes are in certificated form;
(ii) the portion of the principal amount of the Note which the Holder will deliver to be repurchased, which portion must be in principal amounts of $2,000 or an integral multiple of $1,000 above such amount; and
(iii) that such Note shall be repurchased by the Company as of the Repurchase Date pursuant to the applicable terms and conditions specified in the Notes and in this Indenture.
If such Notes are held in book-entry form through the Depository, the Repurchase Notice must comply with appropriate Depository procedures.
Upon such delivery of the Notes to the Paying Agent, such Holder shall be entitled to receive, upon request, from the Paying Agent a nontransferable receipt of deposit evidencing such delivery.
Payment of the Repurchase Price for a Note for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of such Note, together with necessary endorsements, to the Paying Agent at its corporate trust office, or any other office of the Paying Agent, at any time after delivery of such Repurchase Notice, provided, however, that such Repurchase Price shall be so paid pursuant to this Section 10.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.
The Company shall repurchase from the Holder thereof, pursuant to this Section 10.01, a portion of a Note, so long as the principal amount of such portion is $2,000 or an integral multiple of $1,000 above such amount. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
Any repurchase by the Company contemplated pursuant to the provisions of this Section 10.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Repurchase Date and the time of delivery of the Note.
Notwithstanding anything contained herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 10.01(c) shall have the right to withdraw such Repurchase Notice at any applicable time prior to 5:00 P.M., New York City time, on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.
Section 10.02 Effect Of Repurchase Notice.
Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 10.01(c), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Repurchase Date with respect to such Note (provided the conditions in Section 10.01(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 10.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following paragraph.
A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 P.M., New York City time, on the Repurchase Date, specifying:
(a) the certificate number (or such withdrawal notice must comply with the appropriate Depositary procedures) of the Note in respect of which such notice of withdrawal is being submitted;
(b) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and
(c) the principal amount, if any, of such Note which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.
There shall be no purchase of any Notes pursuant to Section 10.01 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
Section 10.03 Deposit Of Repurchase Price.
Prior to 11:00 A.M., New York City time, on the first Business Day after the Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of any of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) in immediately available funds, money sufficient to make cash payments due on all the Notes or portions thereof which are to be repurchased on such Repurchase Date.

If the Paying Agent holds, in accordance with the terms hereof, at 11:00 A.M., New York City time, on the first Business Day after the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn pursuant to Section 10.02, then, on and after such date, such Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Repurchase Price upon delivery of such Notes).
Section 10.04 Notes Repurchased In Part.
Any Physical Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not repurchased.
Section 10.05 Covenant To Comply With Securities Laws Upon Repurchase Of Notes.
In connection with any offer to repurchase Notes under Section 10.01 hereof (provided that such offer or repurchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 10.02 to be exercised in the time and in the manner specified in Section 10.02.
To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Article X, the Company’s compliance with such laws and regulations including the extension of the payment or notice periods contemplated by this Article, shall not in and of itself cause a breach of their obligations under this Article X.
Section 10.06 Repayment To The Company.
To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.03 exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to repurchase on the Repurchase Date, then, promptly after the Repurchase Date, the Paying Agent shall return any such excess to the Company.

ARTICLE XI
REPURCHASE AT OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE
Section 11.01 Repurchase at Option of Holders Upon a Fundamental Change.
(a) If there shall occur a Fundamental Change at any time prior to the Maturity Date of the Notes, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is $2,000 principal amount or an integral multiple of $1,000 above such amount (the “Fundamental Change Repurchase Right”), on a date (the “Fundamental Change Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Fundamental Change at a cash repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, the Fundamental Change Repurchase Date, subject to the satisfaction by the Holder of the requirements set forth in Section 11.01(c); provided, however, that if such Fundamental Change Repurchase Date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of the Notes on the applicable Record Date instead of the holders surrendering the Notes for repurchase on such date.
(b) On or before the fifth calendar day after the occurrence of a Fundamental Change, the Company shall deliver or cause to be delivered to all holders of record of the Notes on the date of the Fundamental Change at their addresses shown in the Register a Company Repurchase Notice as set forth in Section 11.02 with respect to such Fundamental Change. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is delivered to holders of Notes. Concurrently with the delivery of such Company Repurchase Notice, the Company shall issue a press release announcing such Fundamental Change referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion.
No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 11.01.
(c) For Notes to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date, (i) a written notice of repurchase (the “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Notes duly completed (if the Notes are certificated) or stating the following (if the Notes are represented by a Global Note): (A) the certificate number of the Notes which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $2,000 or an integral multiple of $1,000 above such amount and (C) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in the Notes and in this Indenture, together with (ii) such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note). The delivery of such Notes to the Paying Agent with, or at any time after delivery of, the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Section 11.01 only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(d) The Company shall repurchase from the Holder thereof, pursuant to this Section 11.01, a portion of a Note in $1,000 multiples if the principal amount of such remaining portion is $2,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.
(e) The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
Any repurchase by the Company contemplated pursuant to the provisions of this Section 11.01 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Fundamental Change Repurchase Date and the time of the book-entry transfer or delivery of the Notes.
Section 11.02 Company Repurchase Notice.
In connection with any repurchase of Notes upon a Fundamental Change, the Company shall on or before the fifth calendar day after the occurrence of such Fundamental Change give notice to holders (with a copy to the Trustee) setting forth information specified in this Section 11.02 (in either case, the “Company Repurchase Notice”).
Each Company Repurchase Notice shall:
(a) state the repurchase price and the Fundamental Change Repurchase Date to which the Company Repurchase Notice relates;
(b) state the circumstances constituting the Fundamental Change;
(c) state that the repurchase price will be paid in cash;
(d) state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date;
(e) include a form of Fundamental Change Repurchase Notice;

(f) state the name and address of the Paying Agent;
(g) state that Notes must be surrendered to the Paying Agent to collect the repurchase price;
(h) state that a Holder may withdraw its Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 11.03;
(i) state the then applicable Conversion Rate, including expected changes in the Conversion Rate resulting from such Fundamental Change transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Fundamental Change;
(j) state that Notes as to which a Fundamental Change Repurchase Notice has been given may be converted only if the Fundamental Change Repurchase Notice is withdrawn in accordance with the terms of this Indenture;
(k) state the amount of interest (including Additional Interest, if any) accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Fundamental Change Repurchase Date; and
(l) state the CUSIP number of the Notes.
A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the text of the Company Repurchase Notice shall be prepared by the Company.
The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Notes.
Section 11.03 Effect of Fundamental Change Repurchase Notice; Withdrawal.
Upon receipt by the Paying Agent of the Fundamental Change Repurchase Notice specified in Section 11.01, the Holder of the Notes in respect of which such Fundamental Change Repurchase Notice was given shall (unless such Fundamental Change Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Notes. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Notes by the Paying Agent, promptly following the later of (x) the Fundamental Change Repurchase Date with respect to such Notes (provided the Holder has satisfied the conditions in Section 11.01) and (y) the time of book-entry transfer or delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 11.01. The Notes in respect of which a Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article XII hereof on or after the date of the delivery of such Fundamental Change Repurchase Notice unless such Fundamental Change Repurchase Notice has first been validly withdrawn.

A Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Fundamental Change Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
(a) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Notes in respect of which such notice of withdrawal is being submitted is represented by a Global Note,
(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and
(c) the principal amount, if any, of such Notes which remains subject to the original Fundamental Change Repurchase Notice and which has been or will be delivered for repurchase by the Company.
If a Fundamental Change Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Fundamental Change Repurchase Notice.
Section 11.04 Deposit of Repurchase Price.
Prior to 10:00 a.m., New York City Time, on the Business Day immediately following the Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04, an amount of cash (in immediately available funds if deposited on the Fundamental Change Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”).
If on the Business Day immediately following the Fundamental Change Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Notes that holders have elected to require the Company to repurchase in accordance with Section 11.01, then, on the Fundamental Change Repurchase Date such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

Section 11.05 Notes Repurchased in Part.
Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Notes or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.
Section 11.06 Purchase of Notes in the Open Market.
The Company may purchase Notes in the open market, by tender at any price or pursuant to private agreements.
ARTICLE XII
CONVERSION
Section 12.01 Right to Convert.
(a) Subject to and upon compliance with the provisions of this Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any outstanding Notes shall have the right, at such Holder’s option, to convert the principal amount of the Notes held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Notes so to be converted, together with any required funds, under the circumstances described in this Section 12.01 and in the manner provided in Section 12.02 hereof.
(b) If a Holder surrenders Notes for conversion pursuant this Section 12.01 and in the manner provided in Section 12.02 hereof, such Holder will be entitled to receive upon conversion of such Holder’s Notes into shares of Common Stock, in addition to the shares of Common Stock, a payment in cash equal to the amount of the interest that would have accrued under the Notes at the applicable interest rate for the period from the then most recent Interest Payment Date (or if such Holder converts after the Record Date for an Interest Payment Date but prior to the corresponding Interest Payment Date, from the next Interest Payment Date) through and including June 2, 2014 (the “Interest Make-Whole”). Notwithstanding the foregoing, in no event will the cash payment pursuant to this section exceed $129.31 per $1,000 principal amount of Notes (the “Interest Make-Whole Cap”). During any period where the Company has voluntarily increased the Conversion Rate (as described under Section 12.06(h)—Adjustment of Conversion Rate below) or during any period where the Company is required to make an adjustment to the Conversion Rate upon a Non-Stock Change of Control (as described under Section 12.05—Conversion Rate below), the Interest Make-Whole Cap will be reduced to equal (x) the revised conversion rate per $1,000 principal amount of Notes multiplied by (y) the number obtained by subtracting (a) $5.05 (the consolidated closing bid price of our common stock on the date of pricing plus $0.01) from (b) the revised conversion price.

(c) Notes in respect of which a Holder has delivered a Fundamental Change Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Notes pursuant to Section 11.01 hereof may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with Section 11.03 hereof prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date.
(d) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article XII.
Section 12.02 Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends.
In order to exercise the conversion right with respect to any Notes in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Notes with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 12.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, if any, shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 12.08 hereof. Once delivered, a Conversion Notice is irrevocable.
In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 12.02 and any transfer or similar taxes if required pursuant to Section 12.08 hereof.
A certificate or certificates for the number of full shares of Common Stock into which the Notes are converted will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 12.13 hereof. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.01 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.
Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 12.02 have been satisfied as to such Notes (or portion thereof) (the “Conversion Date”) and such Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion, if any, shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that in the event of any such surrender on any date when the stock transfer books of the Company shall be closed, that Person shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

Any Notes or portion thereof surrendered for conversion during the period from 5:00 p.m., New York City time, on the Record Date for any Interest Payment Date to 5:00 p.m., New York City time, on the Business Day preceding the applicable Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment need be made (1) if a Holder converts its Notes in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Notes (3) the Holder surrenders such Notes for conversion prior to June 2, 2014 or (4) the Holder converts such Note after the Regular Record Date for the interest payment due on the Maturity Date. Except as provided above in this Section 12.02, in below in the next paragraph and Section 12.06 hereof, no payment or other adjustment shall be made for interest accrued on any Notes converted or for dividends on any shares issued upon the conversion of such Notes as provided in this Article XII.
Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Note at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
Each stock certificate representing Common Stock issued upon conversion of the Notes that are Restricted Securities shall bear the legend in substantially the form of Exhibit D hereto and shall bear such legend until such time as set forth in Section 2.17(b) herein.
Upon the conversion of any Notes, the accrued but unpaid interest and accrued tax original issue discount, if any, attributable to the period from the Issue Date of the Notes to the Conversion Date, with respect to the converted Notes, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (and a cash payment in lieu of fractional shares, if any) in exchange for the Notes being converted pursuant to the provisions hereof.

Section 12.03 Limitation on Beneficial Ownership.
Notwithstanding anything to the contrary in this Article XII, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 5.0% or more of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall be terminated (i) upon 61 days’ notice to the Company by any Holder, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by the Company of a Company Repurchase Notice or (iii) on May 1, 2016. In addition, no Holder who holds more than 5.0% of Common Stock outstanding as of the issue date shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a beneficial owner of more than an additional 1% of the shares of Common Stock outstanding at such time in respect of conversions of the Notes by such 5.0% Holder. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of 5.0% or more of the shares of Common Stock outstanding at such time or, in the case of a 5.0% Holder, more than an additional 1% of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in such limitation being triggered.
Section 12.04 Cash Payments in Lieu of Fractional Shares.
No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the Holder of Notes at a price equal to the applicable fraction of the Closing Sale Price on the final Trading Day immediately preceding the Conversion Date.
Section 12.05 Conversion Rate.
(a) Each $1,000 principal amount of the Notes shall be convertible into cash and the number of shares of Common Stock, if any, based upon the Conversion Rate which is specified in the form of Notes in Exhibit A hereto, subject to adjustment as provided in this Section 12.05 and Section 12.06 hereof.
(b) Prior to the Maturity Date, if and only to the extent a Holder elects to convert Notes in connection with a Non-Stock Change of Control at any time beginning on the Business Day following the date on which such Non-Stock Change of Control becomes effective (the “Effective Date”) but before 5:00 p.m., New York City time, on the Business Day immediately preceding the related Fundamental Change Repurchase Date, the Company shall increase the Conversion Rate applicable to such converted Notes by a number of additional shares of Common Stock (the “Additional Shares”) as set forth below. A conversion of Notes shall be deemed to be “in connection with” a Non-Stock Change of Control if the Conversion Notice is received by the Conversion Agent during the period specified in the previous sentence. The number of additional shares of Common Stock shall be determined by reference to the table below, based on the Effective Date and the price (the “Stock Price”) paid per share for the Common Stock in the Non-Stock Change of Control. If holders of Common Stock receive only cash in the Non-Stock Change of Control, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the Effective Date of such Non-Stock Change of Control.

The numbers of Additional Shares of Common Stock set forth in the table below shall be adjusted as of any date on which the Conversion Rate is adjusted in the same manner in which the Conversion Rate is adjusted. The Stock Prices set forth in the table below shall be adjusted, as of any date on which the Conversion Rate is adjusted, to equal the Stock Price applicable immediately prior to such adjustment multiplied by a fraction, of which the numerator shall be the Conversion Rate immediately prior to the adjustment and the denominator shall be the Conversion Rate as so adjusted.
The following table sets forth the Stock Price and number of Additional Shares by which the Conversion Rate shall be adjusted:

	Stock Price
Effective Date	$5.05	$5.50	$6.00	$6.50	$7.00	$8.00	$10.00	$15.00	$20.00
May 24, 2011	25.6060	21.5995	18.0882	15.3005	13.0481	9.6665	5.5492	1.4165	0.2307
June 1, 2012	25.6060	23.1591	19.0642	15.8951	13.3938	9.7460	5.4855	1.3855	0.2281
June 1, 2013	25.6060	24.4206	19.4815	15.8333	13.0748	9.2570	5.0903	1.2709	0.2033
June 1, 2014	25.6060	20.4826	16.0890	13.1596	10.9301	7.7812	4.2735	1.0441	0.1528
June 1, 2015	25.6060	18.5337	13.8314	10.5536	8.2338	5.3327	2.6868	0.6379	0.0767
June 1, 2016	25.6060	9.4044	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
If the Stock Price and Effective Date are not set forth on the table above and the Stock Price is:
(i) between two Stock Prices on the table or the Effective Date is between two days on the table, the number of additional shares of Common Stock shall be determined by the Trustee by straight-line interpolation between the number of additional shares of Common Stock set forth for the higher and lower Stock Price and the two Effective Dates, as applicable, based on a 360-day year;
(ii) in excess of $20.00 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion; or
(iii) less than $5.05 per share (subject to adjustment), no additional shares of Common Stock shall be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of a Note exceed 198.0198 shares per $1,000 principal amount of Notes (the “Make Whole Stock Cap”), subject to adjustments in the same manner as the Conversion Rate as set forth in Section 12.06.
Additional Shares deliverable pursuant to this Section 12.06(b) shall be delivered on the settlement date applicable to the relevant conversion.
The Company shall provide written notice to all Holders and to the Trustee as soon as practicable and if possible at least 20 calendar days prior to the anticipated Effective Date of a Non-Stock Change of Control. The Company must also provide written notice to all Holders and to the Trustee upon the effectiveness of such Non-Stock Change of Control.
Section 12.06 Adjustment of Conversion Rate.
The Conversion Rate shall be adjusted from time to time by the Company as follows:
(a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:
(i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination, such increase to become effective immediately after the opening of business on the day following the record date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 12.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.
(c) In case the Company shall issue rights or warrants to all or substantially all holders of its outstanding shares of Common Stock entitling them to subscribe or purchase, for a period of up to 45 calendar days, shares of Common Stock at a price per share less than the then Current Market Price, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of stockholders entitled to receive such rights or warrants by a fraction,
(i) the numerator of which shall be the number of shares of Common Stock outstanding on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and
(ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights or warrants plus the number of shares that the aggregate offering price of the total number of shares so offered would purchase at the Current Market Price on such date.
Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Company or evidences of its Indebtedness or assets (including securities, but excluding (i) any rights or warrants referred to in Section 12.06(c) hereof, (ii) any dividends or distributions in connection with a reclassification, consolidation, merger, combination or sale or conveyance to which Section 12.08 hereof applies, (iii) any dividends or distributions paid exclusively in cash or (iv) any dividends or distributions referred to in Section 12.06(a) hereof) (any of the foregoing hereinafter in this Section 12.06(d)) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,
(i) the numerator of which shall be the Current Market Price on such record date; and
(ii) the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and set forth in a resolution of the Board of Directors) on the record date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date or the Current Market Price exceeds such Fair Market Value by less than $0.05, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Notes solely into Common Stock immediately prior to the record date; and provided, further, that no adjustment to the Conversion Rate shall be made if the Holder will otherwise participate in such distribution without conversion as a result of holding the Notes. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 12.06(d) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.06(g)(1) hereof to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be a reasonably accurate measure of value. Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:
(iii) the numerator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), determined as set forth above, and
(iv) the denominator of which shall be the Current Market Price on such record date,

such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off of a Subsidiary whose securities are publicly traded, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.
Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 12.06 (and no adjustment to the Conversion Rate under this Section 12.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 12.06(d). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 12.06 was made, (1) in the case of any such rights or warrants that shall all have been repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 12.06(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Common Stock.
For purposes of this Section 12.06(d) and Sections 12.06(a) and (b) hereof, any dividend or distribution to which this Section 12.06(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 12.06(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 12.06(a) or 12.06(b) hereof with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 12.06(a) and 12.06(b) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.06(a) hereof.
(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a reclassification, consolidation, merger, binding share exchange or sale to which Section 12.07 hereof applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction,
(i) the numerator of which shall be the Current Market Price on such record date; and
(ii) the denominator of which shall be the Current Market Price on such record date less the amount of the cash distribution applicable to one share of Common Stock, such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Notes solely into Common Stock immediately prior to the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,
(i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and
(ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
(g) For purposes of this Section 12.06, the following terms shall have the meaning indicated:
(i) “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if:
(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 12.07 (a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event;

(B) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.07(d), (e) or (f)) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.
Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 12.06, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.06 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.
(ii) “Ex” date, when used:
(A) (i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;
(B) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and
(C) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.
(iii) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.
(iv) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company, in its sole discretion, may make such increases in the Conversion Rate, in addition to those required by Sections 12.06(a)-(f) hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.
To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders of record of the Notes and the Trustee a written notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect. Notwithstanding the foregoing, in no event will the total number of shares of Common Stock issuable upon conversion of Notes exceed 198.0198 shares per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate.
(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Section 12.06(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) five Business Days prior to the maturity of the Notes (whether at stated maturity or otherwise) or (2) prior to the Fundamental Change Repurchase Date, unless such adjustment has already been made. All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Notes are convertible.
(j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through Business Wire or another widely accepted business wire service containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Notes at his last address appearing on the Register, within 20 calendar days after execution of such notice. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 12.06 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 12.06(a) hereof, (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 12.06(b) hereof, or (4) the Expiration Time for any tender or exchange offer pursuant to Section 12.06(f) hereof, (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities, cash or other property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional share pursuant to Section 12.07 hereof. For purposes of this Section 12.06(k), the term “Adjustment Event” shall mean:
(i) in any case referred to in clause (1) hereof, the occurrence of such event,
(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
(l) For purposes of this Section 12.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
(m) No adjustment to the Conversion Rate shall be made pursuant to this Section 12.06 if the holders of the Notes may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 12.06.

Section 12.07 Effect of Reclassification, Consolidation, Merger or Sale.
If any of the following events occur, namely:
(a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),
(b) any consolidation or merger of the Company with or into another Person, or
(c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any holders of Notes, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition; provided, however, that in the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Notes shall be convertible into the consideration that a majority of the holders of Common Stock who made such an election received in such transaction and the term “Applicable Consideration” shall be construed accordingly; and provided, further, that Section 12.13 hereof shall continue to apply following any such transaction. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article XII.
The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 12.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.
If this Section 12.07 applies to any event or occurrence, Section 12.06 hereof shall not apply.
Any additional shares of Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 12.05(b) hereof, if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.
The Company may not become party to any such transaction described in clauses (a), (b) or (c) of this Section 12.07, unless the terms of such transactions are consistent with this Section 12.07.
Section 12.08 Taxes on Shares Issued.
The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder of Notes for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
Section 12.09 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock.
The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes, including any Additional Shares, from time to time as such Notes are presented for conversion.
Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC, endeavor to secure such registration or approval, as the case may be.
The Company further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.
Section 12.10 Responsibility of Trustee.
The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Price or the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 12.07 hereof relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 12.07 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 5.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 12.11 Notice to Holders Prior to Certain Actions.
In case:
(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.06 hereof; or
(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or any of its Significant Subsidiaries; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Significant Subsidiaries;
then, in each case, the Company shall cause to be filed with the Trustee and the Coversion Agent and to be delivered to each Holder at his address appearing on the Register provided for in Section 2.05, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified to the extent the Company has the knowledge to do so, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
Section 12.12 Stockholder Rights Plans.
If the rights provided for in any rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted as provided in Section 12.06(d) hereof. If such rights have not separated, any shares of Common Stock delivered upon the conversion of Notes shall be accompanied by such rights.
Section 12.13 Conversion Settlement.
Shares of Common Stock issuable upon conversion of Notes will be delivered to the converting Holders on the Trading Day following the applicable Conversion Date. A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote or receive dividends and notices of stockholder meetings, until the close of business on the applicable Conversion Date.

Section 12.14 Company Determination Final
Any determination that the Company or its Board of Directors must make pursuant to this Article XII shall be conclusive if made in good faith and in accordance with the provisions of this Article XII, absent manifest error, and set forth in a Board Resolution.
ARTICLE XIII
SUBORDINATION OF NOTES
Section 13.01 Notes Subordinated To Senior Secured Debt.
Notwithstanding any other provision of this Indenture, the Company and the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XIII and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the Notes, and all payments in respect thereof, including Additional Interest and any payments on account of the Make Whole Premium, shall, to the extent set forth in this Article XIII, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all amounts that constitute Senior Secured Debt; provided, however, that the Notes, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Notes in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Secured Debt.
(a) In the event of any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Secured Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Secured Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Secured Debt, before the Holders of any of the Notes are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest (including Additional Interest, if any) on the Notes.
(b) In the event of any acceleration of Maturity of the Notes because of an Event of Default, unless the full amount due in respect of all Senior Secured Debt is paid in cash or other form of payment satisfactory to the holders of Senior Secured Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes or to acquire any of the Notes (including any conversion or cash repurchase pursuant to the exercise of the Repurchase Right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Secured Debt.

(c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of, any Senior Secured Debt, unless all such payments due in respect of such Senior Secured Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Secured Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes or to acquire any of the Notes (including any conversion or cash repurchase pursuant to the exercise of the Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Secured Debt or under any agreement pursuant to which Senior Secured Debt may have been issued.
(d) During the continuance of any event of default with respect to any Designated Senior Secured Debt, as such event of default is defined under any such Designated Senior Secured Debt or in any agreement pursuant to which any Designated Senior Secured Debt has been issued (other than a default in payment of the principal of or premium, if any, or interest on, rent or other payment obligation in respect of any Designated Senior Secured Debt), permitting the holder or holders of such Designated Senior Secured Debt to accelerate the maturity thereof (or in the case of any lease, permitting the landlord either to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment shall be made by the Company, directly or indirectly, with respect to principal of, premium, if any, or interest (including Additional Interest, if any) on the Notes for 179 days following notice in writing (a “Payment Blockage Notice”) to the Company, from any holder or holders of such Designated Senior Secured Debt or their representative or representatives or the trustee or trustees under any indenture or under which any instrument evidencing any such Designated Senior Secured Debt may have been issued, that such an event of default has occurred and is continuing, unless such event of default has been cured or waived or such Designated Senior Secured Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Secured Debt; provided, however, if the maturity of such Designated Senior Secured Debt is accelerated (or in the case of any lease, as a result of such event of default, the landlord under the lease has given the Company notice of its intention to terminate the lease or to require the Company to make an irrevocable offer to terminate the lease following an event of default thereunder), no payment may be made on the Notes until such Designated Senior Secured Debt has been paid in full in cash or other payment satisfactory to the holders of such Designated Senior Secured Debt or such acceleration (or termination, in the case of a lease) has been cured or waived.
(e) For purposes of Section 13.01(d), such Payment Blockage Notice shall be deemed to include notice of all other events of default under such indenture or instrument which are continuing at the time of the event of default specified in such Payment Blockage Notice. The provisions of Section 13.01(d) shall apply only to one such Payment Blockage Notice given in any period of 360 days with respect to any issue of Designated Senior Secured Debt, and no such continuing event of default that existed or was continuing on the date of delivery of any Payment Blockage Notice shall be, or shall be made, the basis for a subsequent Payment Blockage Notice, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(f) In the event that, notwithstanding the foregoing provisions of Sections 13.1(a), 13.1(b), 13.1(c) and 13.1(d), any payment on account of principal, premium, if any, or interest (including Additional Interest, if any) on the Notes shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):
(i) after the occurrence of an event specified in Section 13.01(a) or 13.1(b), then, unless all Senior Secured Debt is paid in full in cash, or provision shall be made therefor;
(ii) after the happening of an event of default of the type specified in Section 13.01(c), then, unless the amount of such Senior Secured Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived; or
(iii) after the happening of an event of default of the type specified in Section 13.01(d) and delivery of a Payment Blockage Notice, then, unless such event of default shall have been cured or waived or the 179-day period specified in Section 13.01(d) shall have expired, such payment (subject, in each case, to the provisions of Section 13.07) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Designated Senior Secured Debt (unless an event described in Section 13.01(a), (b) or (c) has occurred, in which case the payment shall be held in trust for the benefit of, and shall be immediately paid over to all holders of Senior Secured Debt) or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Designated Senior Secured Debt or Senior Secured Debt, as the case may be, may have been issued, as their interests may appear.
Section 13.02 Subrogation.
Subject to the payment in full of all Senior Secured Debt to which the Indebtedness evidenced by the Notes is in the circumstances subordinated as provided in Section 13.01, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Secured Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Secured Debt until all amounts owing on the Notes shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Secured Debt, and the Holders of the Notes, no such payment or distribution made to the holders of Senior Secured Debt by virtue of this Article XIII which otherwise would have been made to the holders of the Notes shall be deemed to be a payment by the Company on account of such Senior Secured Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Secured Debt, on the other hand.

Section 13.03 Obligation Of The Company Is Absolute And Unconditional.
Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Secured Debt, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of and premium, if any, and interest (including Additional Interest, if any) on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Secured Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Secured Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
Section 13.04 Maturity Of Or Default On Senior Secured Debt.
Upon the maturity of any Senior Secured Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Secured Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest (including Additional Interest, if any) is made upon the Notes.
Section 13.05 Payments On Notes Permitted.
Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on the Notes.
Section 13.06 Effectuation Of Subordination By Trustee.
Each Holder of Notes, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
Upon any payment or distribution of assets of the Company referred to in this Article XIII, the Trustee and the Holders of the Notes shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 13.07 Knowledge Of Trustee.
Notwithstanding the provision of this Article XIII or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Secured Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Secured Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by this Indenture shall have received written notice thereof from the Company, any Holder of Notes, any Paying Agent or Conversion Agent of the Company or the holder or representative of any class of Senior Secured Debt, and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 13.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.
Section 13.08 Trustee’s Relation To Senior Secured Debt.
The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Secured Debt at the time held by it, to the same extent as any other holder of Senior Secured Debt and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.
Nothing contained in this Article XIII shall apply to claims of or payments to the Trustee under or pursuant to Section 5.07.
With respect to the holders of Senior Secured Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Secured Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Secured Debt and the Trustee shall not be liable to any holder of Senior Secured Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Secured Debt shall be entitled by virtue of this Article or otherwise.
Section 13.09 Rights Of Holders Of Senior Secured Debt Not Impaired.
No right of any present or future holder of any Senior Secured Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 13.10 Modification Of Terms Of Senior Secured Debt.
Any renewal or extension of the time of payment of any Senior Secured Debt or the exercise by the holders of Senior Secured Debt of any of their rights under any instrument creating or evidencing Senior Secured Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Notes or the Trustee.
No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Secured Debt is outstanding or of such Senior Secured Debt, whether or not such release is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Notes relating to the subordination thereof.
Section 13.11 Certain Conversions Not Deemed Payment.
For the purposes of this Article XIII only:
(a) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article 13 shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on Notes or on account of the purchase or other acquisition of Notes, and
(b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 13.03), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest (including Additional Interest, if any) on such Security.
(c) For the purposes of this Section 13.11, the term “junior securities” means:
(i) shares of any Common Stock; or
(ii) other securities of the Company that are subordinated in right of payment to all Senior Secured Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article.
(d) Nothing contained in this Article XIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Secured Debt) and the Holders of Notes, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XII.

ARTICLE XIV
OTHER PROVISIONS OF GENERAL APPLICATION
Section 14.01 Trust Indenture Act Controls
This Indenture is subject to the provisions of the TIA that are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.
Section 14.02 Notices
Any notice or communication to the Company or the Trustee is duly given if in writing (including facsimile and email in PDF format) and delivered in person or mailed by first-class mail or by overnight delivery service to the address set forth below:
(a)	if to the Company:

Cereplast, Inc. 300 N. Continental Blvd., Suite 300 El Segundo, CA 90245 Attn: Chief Financial Officer

with copies to:

Sichenzia Ross Friedman Ference LLP 61 Broadway, 32nd Floor New York, NY 10006 Attn: Gregory Sichenzia, Esq.

and

Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, Ca 94301 Attn: Thomas Ivey

(b)	if to the Trustee:

Wells Fargo Bank, National Association MAC N9311-110 625 Marquette Avenue, 11th Floor Minneapolis, Minnesota 55479 Attention: Corporate Trust Services — Administrator for Cereplast, Inc.
The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar or, if the Holder is the Depositary, sent by facsimile or overnight delivery services or email in PDF format. Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.
Section 14.03 Communication By Holders With Other Holders
Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Notes or this Indenture. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.
Section 14.04 Acts Of Holders Of Notes
(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act of the Holders” of Notes signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.
(b) The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner that the Trustee reasonably deems sufficient.
(c) The principal amount and serial numbers of Notes held by any Person, and the date of such Person holding the same, shall be proved by the Register.
(d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

Section 14.05 Certificate And Opinion As To Conditions Precedent
In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
Section 14.06 Statements Required In Certificate Or Opinion
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a) a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 14.07 Effect Of Headings And Table Of Contents
The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 14.08 Successors And Assigns
All covenants and agreements in this Indenture by the Company shall bind their successors and assigns, whether so expressed or not.
Section 14.09 Separability Clause
In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.10 Benefits Of Indenture
Nothing contained in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Notes, any benefit or legal or equitable right, remedy or claim under this Indenture.
Section 14.11 Governing Law; Waiver of Jury Trial
THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).
EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
Section 14.12 Counterparts
This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 14.13 Legal Holidays
In any case where any Interest Payment Date, Repurchase Date, Fundamental Change Repurchase Date or Maturity Date of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest (including Additional Interest, if any) or principal or premium, if any, need not be made at such Place of Payment on such day, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Repurchase Date, Fundamental Change Repurchase Date or at the Maturity Date, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Repurchase Date, Fundamental Change Repurchase Date or Maturity Date, as the case may be.
Section 14.14 Recourse Against Others
No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.
Section 14.15 Cancellation of Notes Repurchased.
The Company may, at its option, surrender any Note repurchased pursuant to Articles X or XI to the Trustee for cancellation; provided, however, such Notes may not be reissued or resold by the Company.
Section 14.16 U.S.A Patriot Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

CEREPLAST, INC.
By:	/s/ Frederic Scheer
	Name:	Frederic Scheer
	Title:	CEO

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Richard Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

EXHIBIT A
FORM OF NOTE
Form Of Face Of Note
[INCLUDE IF NOTE IS A RESTRICTED SECURITY — THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE AND THE SHARES OF OUR COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(1), (2) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF NOTES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.]

[INCLUDE IF SECURITY IS A GLOBAL SECURITY — THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”), A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

2

CEREPLAST, INC.
7.00% Convertible Senior Subordinated Notes
Due 2016

No. [•]	CUSIP NO. 156732AB5	U.S. $[•]
CEREPLAST, INC., a corporation duly organized and validly existing under the laws of the State of Nevada (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [•], or registered assigns, the principal sum of [•] United States Dollars ($•) [INCLUDE IF NOTE IS A GLOBAL NOTE — (which amount may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, in accordance with the rules and procedures of the Depositary)] on June 1, 2016 and to pay interest thereon, as provided on the reverse hereof, until the principal and accrued interest are paid or duly provided for.
Interest Payment Dates: June 1 and December 1, with the first payment to be made on December 1, 2011.
Record Dates: May 15 and November 15.
The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

CEREPLAST, INC.
By:
Authorized Signatory
Attest:

By:
Authorized Signatory
Trustee’s Certificate Of Authentication
This is one of the Notes referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

By:
Dated:	Authorized Signatory

4

[REVERSE OF NOTE]
CEREPLAST, INC.
7.00% Convertible Senior Subordinated Notes Due 2016
This Note is one of a duly authorized issue of Notes of Cereplast, Inc., a Nevada corporation (the “Company”), designated as its 7.00% Convertible Senior Subordinated Notes Due 2016 (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of May 24, 2011 (herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association (herein called the “Trustee”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§77aaa-77bbbb), as amended and in effect from time to time (the “TIA”). The Notes are general unsecured unsubordinated obligations of the Company limited to $12,500,000 aggregate principal amount, except as otherwise provided in the Indenture (except for Notes issued in substitution for destroyed, mutilated, lost or stolen Notes). Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Terms used herein without definition and which are defined in the Indenture have the meaning assigned to them in the Indenture.
1. Interest. The Company, promises to pay interest on the principal amount of this Note at the rate of 7.00% per annum from May 24, 2011 or from the most recent date to which interest has been paid until the principal of the notes is paid or made available for payment pursuant to the terms of the Indenture. The Company will pay interest semiannually on June 1 and December 1 of each year commencing on December 1, 2011. Each payment of interest on the Notes shall include interest accrued through the day prior to the applicable Interest Payment Date or the Maturity Date. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Interest will be paid to the person in whose name a Note is registered at the close of business on May 15 and November 15, as the case may be, immediately preceding the relevant interest payment date.
Except as provided in the next succeeding paragraph or with respect to any Interest Make-Whole payments, a Holder of any Note shall not be entitled to receive any interest (including Additional Interest, if any) that has accrued on such Note if such Note is converted into shares of Common Stock or cash on any day other than an Interest Payment Date. By delivering to the Holder of any Note that is converted, cash or a combination of cash and the full number of shares of Common Stock, together with a cash payment, if any, in lieu of a fractional share, the Company shall be deemed to have satisfied in full its obligation with respect to such Note to pay the principal amount of the Note and accrued and unpaid interest (including Additional Interest, if any) to, but not including, the Conversion Date. Accordingly, accrued but unpaid interest (including Additional Interest, if any) shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

If a Holder of any Note converts such Note after 5:00 P.M., New York City time on a Regular Record Date but prior to 9:00 A.M., New York City time on the corresponding Interest Payment Date, the Holder of record on such Regular Record Date shall be entitled to receive on such Interest Payment Date interest (including Additional Interest, if any) accrued and unpaid on such Note, to, but excluding, such Interest Payment Date notwithstanding the conversion of such Note prior to such Interest Payment Date. However, at the time such Holder surrenders such Note for conversion, such Holder shall pay the Company an amount equal to the interest (including Additional Interest, if any) that will be paid on the Notes being converted on such Interest Payment Date. However, in the event that (i) overdue interest, if any, exists at the time of conversion with respect to such Note, (ii) the Holder converts such Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date for a Note that is after a Record Date for an interest payment but on or prior to the corresponding Interest Payment Date, (iii) the Holder converts such Note prior to June 2, 2014 or (iv) the Holder converts such Note after the Regular Record Date for the interest payment due on June 1, 2016, then such Holder shall not be required to pay the Company at the time such Holder surrenders such Note for conversion the amount of interest on such Note such Holder shall be entitled to receive on such Interest Payment Date (in the case of (i) above, only to the extent of such overdue interest).
2. Maturity. The Notes will mature on June 1, 2016.
3. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders at the close of business on the record date set forth on the face of this Note next preceding the applicable interest payment date. Holders must surrender Notes to the Company or its designated agent to collect the principal, Repurchase Price or Fundamental Change Repurchase Price of the Notes. The Company will pay all amounts due with respect to the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Note is in global form, the Company will pay interest on the Notes by wire transfer of immediately available funds to the Depositary. With respect to Notes held other than in global form, the Company will make payments: (i) by U.S. Dollar check drawn on a bank in The City of New York mailed to the address of the Holder; or (ii) upon written application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $2,000,000, by wire transfer in immediately available funds. Any payment of principal and interest scheduled to be made on any day that is not a Business Day shall be made on the next succeeding Business Day, and no interest shall accrue on that payment for the additional period of time.
4. Paying Agent, Registrar, and Conversion Agent. Initially the Trustee shall act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice.
5. Redemption at the Option of the Company. The Notes shall not be redeemable at the option of the Company.
6. Purchase by the Company at the Option of the Holder on a Repurchase Date. Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Notes held by such Holder on June 15, 2014, (the “Repurchase Date”) in integral multiples of $1,000 at a repurchase price equal to 100% of the principal amount of those Notes plus accrued and unpaid interest (including Additional Interest, if any) to, but excluding, such Repurchase Date (the “Repurchase Price”).

2

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.
If the Paying Agent holds, in accordance with the terms of the Indenture, at 11:00 A.M., New York City time, on the first Business Day following the Repurchase Date, cash sufficient to pay the Repurchase Price of any Notes for which a Repurchase Notice has been tendered and not withdrawn, then on and after such date, the Notes shall cease to be outstanding and any interest (including Additional Interest, if any) shall cease to accrue on such Notes or portions thereof, whether or not book-entry transfer of such Notes have been made or such Notes are delivered to the Paying Agent, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such Note). Notes in denominations larger than $2,000 of principal amount may be repurchased in part but only in integral multiples of $1,000 of principal amount.
7. Purchase by the Company at the Option of the Holder upon a Fundamental Change. If a Fundamental Change occurs at any time prior to maturity of the Notes, this Note will be subject to a repurchase for cash, at the option of the Holder, on a Fundamental Change Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at a repurchase price equal to 100% of the principal amount hereof, together with accrued and unpaid interest on this Note to, but excluding, the Fundamental Change Repurchase Date; provided, however, that if such Fundamental Change Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding May 15 or November 15, as the case may be. The Notes submitted for repurchase must be $2,000 or an integral multiple of $1,000 above such amount. The Company shall deliver to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Fundamental Change. For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Fundamental Change Repurchase Date. The repurchase price must be paid in cash.
Holders have the right to withdraw any Fundamental Change Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Fundamental Change Repurchase Date, as provided in the Indenture.
If cash sufficient to pay the repurchase price of and accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date, if any, on all Notes or portions thereof to be repurchased as of the Fundamental Change Repurchase Date is deposited with the Paying Agent, on the Business Day immediately following the Fundamental Change Repurchase Date, then such Notes will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon delivery or book-entry transfer of such Notes.

3

8. Conversion. In compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into Common Stock based on an initial Conversion Rate of 172.4138 shares of Common Stock per $1,000 principal amount of Notes (a Conversion Price of approximately $5.80 per share), as the same may be adjusted pursuant to the terms of the Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless any shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. Such Holder will also be entitled, if applicable, to receive upon conversion of such Holder’s Notes into shares of Common Stock, in addition to the Shares of Common Stock, a payment in cash equal to the amount of the Interest Make-Whole, subject to the Interest Make-Whole Cap. In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will issue shares of Common Stock based on the Conversion Rate, as adjusted as specified in the Indenture.
Prior to the Maturity Date if and only to the extent holders elect to convert the Notes in connection with a Non-Stock Change of Control, the Company will increase the Conversion Rate applicable to such converting Notes as set forth in the Indenture.
No adjustment in respect of interest on any Notes converted or dividends on any shares issued upon conversion of such Notes will be made upon any conversion except as set forth in the next sentence and the next paragraph. If this Note (or portion hereof) is surrendered for conversion during the period from the 5:00 p.m., New York City time, on any applicable Record Date for the payment of interest to 5:00 p.m., New York City time, on the Business Day preceding the corresponding Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Holder surrenders this Note in connection with a Fundamental Change and the Company has specified a Fundamental Change Repurchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to this Note.

4

No fractional shares will be issued upon any conversion of Notes, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Notes for conversion.
A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.
9. Denominations, Transfer, Exchange. The Notes are issuable only in registered form in denominations of $2,000 or an integral multiple of $1,000 above such amount, as provided in the Indenture and subject to certain limitations therein set forth. Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
[INCLUDE IF NOTE IS A GLOBAL SECURITY — In the event of a deposit or withdrawal of an interest in this Note, including an exchange, transfer, repurchase or conversion of this Note in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the rules and procedures of the Depositary.]
10. Persons Deemed Owners. The registered Holder of a Note may be treated as the owner of such Note for all purposes.
11. Merger or Consolidation. Except as provided in the Indenture, the Company shall not consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets (in one transaction or a series of related transactions) to any Person unless: (a) either (A) the Company shall be the resulting, surviving or transferee Person (the “Successor Person”) or (B) the Successor Person (if other than the Company) (i) shall be a corporation, limited liability company, partnership, trust or other business entity organized and existing under the laws of the United States of America or any state thereof or the District of Columbia and (ii) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the Company’s obligations for the due and punctual payment of the principal of, premium, if any, and interest (including Additional Interest, if any) on all Notes and the performance and observance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.07 of the Indenture; and (b) immediately after giving effect to such transaction, there is no Event of Default, and no event which after notice or passage of time or both, would become an Event of Default.

5

12. Events of Default. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, all unpaid principal and accrued and unpaid interest on the outstanding Notes shall become due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul any such acceleration with respect to the Notes and its consequences.
If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably acceptable to it against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to the Indenture, the Trustee, however, may refuse to follow any direction if the Trustee, in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any Holder pursuant to the provision of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.
No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal of, the repurchase price upon a Fundamental Change, interest or make-whole premium, if any with respect of the Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

6

13. Amendments, Supplements and Waivers. Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent or affirmative vote of the holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Fundamental Change in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety; (ii) to secure the Notes; (iii) to comply with Article VI of the Indenture; (iv) to surrender any right or power conferred upon the Company in the Indenture; (v) to add to the covenants of the Company for the benefit of the Holders; (vi) to cure any ambiguity or correct or supplement any inconsistent or defective provision contained in the Indenture; provided, however, that such modification or amendment does not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of the Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders; (vii) to make any provision with respect to matters or questions arising under the Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with the Indenture or the Notes, provided, however, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect; (viii) to increase the Conversion Rate; (ix) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (x) to add guarantees of the obligations under the Notes; (xi) to provide for uncertificated Notes in addition to or in place of certificated Notes; (xii) to make any change that does not adversely affect the rights of any Holder; and (xiii) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes.
14. Unconditional Right of Holders. Notwithstanding any provision in the Indenture or the Notes, the Holders of any Note shall have the right, which is absolute and unconditional, (i) to receive payment of the principal or, premium, if any, and interest (including Additional Interest, if any) on such Note on the Maturity Date expressed in such Note, in the case of the exercise of a Repurchase Right, on a Repurchase Date, and in the case of the exercise of the Fundamental Change Repurchase Right, on a Fundamental Change Repurchase Date, (ii) to bring suit for the enforcement of any such payment on or after such respective dates, and (iii) to convert their Notes on the terms and subject to the conditions set forth in the Indenture, and such rights shall not be impaired or adversely affected without the consent of such Holder.
15. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 5.10 and 5.11 of the Indenture.

7

16. No Recourse Against Others. No recourse for the payment of the principal of or premium, if any, or interest (including Additional Interest, if any) on any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.
17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.
18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).
19. [INCLUDE IF NOTE IS A RESTRICTED SECURITY— Additional Rights of Holders of Restricted Securities. In addition to the right provided to Holders under the Indenture, Holders of Restricted Securities shall have all the rights set forth in the Securities Purchase Agreement dated as of the date of the Indenture, between the Company and the investors named terein (the “Securities Purchase Agreement”)].
20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company caused CUSIP numbers to be printed on the Notes and the Trustee shall use CUSIP numbers in notices repurchases as a convenience to Holders. No representation is made by the Trustee as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers printed on the Notes, and any such repurchase shall not be affected by any defect or omission of such numbers.
21. Governing Law. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Securities Purchase Agreement. Requests may be made to:
Cereplast, Inc.
300 N. Continental Blvd., Suite 300
El Segundo, CA 90245
Attention: Chief Financial Officer

8

ASSIGNMENT FORM
If you want to assign this Note, fill in the form below and have your signature guaranteed:
I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)
and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

9

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the first anniversary of the Issue Date set forth on the face of this Note, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:
[Check One]
(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	to a “Qualified Institutional Buyer” pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.
Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof, provided that if box (3) or (4) is checked, the Company may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

10

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:	Signed:

NOTICE: To be executed by an executive officer.

11

CONVERSION NOTICE
If you want to convert this Note into cash and if applicable Common Stock of the Company, check the box: ☐
To convert only part of this Note, state the principal amount to be converted (which must be $2,000 or an integral multiple of $1,000 above such amount):
$
If you want the stock certificate and Notes (if any) to be delivered, made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax ID no.)

(Print or type other person’s name, address and zip code)

Date:	Signed:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Note:	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

12

OPTION OF HOLDER TO ELECT REPURCHASE

TO:	CEREPLAST, INC.
300 N. Continental Blvd., Suite 300 El Segundo, CA 90245
The undersigned registered owner of this Note hereby elects to have this Note purchased by Cereplast, Inc. (the “Company”) pursuant to (check the appropriate box) ☐ Section 10.01 or ☐ Section 11.01 and requests and instructs the Company to repay the entire principal amount of this Note, (or the portion thereof in $1,000 multiples if the principal amount of such remaining portion is $2,000) below designated, in accordance with the terms of the Indenture referred to in this Note, together with interest accrued and unpaid to, but excluding, such date, to the registered holder hereof.

Dated:	Your Name:

(Print your name exactly as it appears on the face of this Note)

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:*

Social Security or other Taxpayer Identification
Number:

Principal amount to be repurchase (if less than all): $

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE1.
The following exchanges of a part of this Global Notes for an interest in another Global Note or for Notes in certificated form, have been made:

Principal amount of
			this Global Note	Signature or
	Amount of decrease	Amount of increase	following such	authorized signatory
	in Principal amount	in Principal amount	decrease (or	of Trustee or Note
Date of Exchange	of this Global Note	of this Global Note	increase)	Custodian

[1]	This is included in Global Notes only.

1

EXHIBIT B
FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT
CEREPLAST, INC.
300 N. Continental Blvd., Suite 300
El Segundo, CA 90245
WELLS FARGO BANK, NATIONAL ASSOCIATION
Wells Fargo Bank — DAPS Reorg.
MAC N9303-121
608 2nd Avenue South
Minneapolis, MN 55479
Telephone No.: (877) 872-4605
Fax No.: (866) 969-1290
Email: DAPSReorg@wellsfargo.com
Re: CEREPLAST, INC. (the “COMPANY”) 7.00% Convertible Senior Subordinated Notes Due 2016 (the “NOTES”)
Ladies and Gentlemen:
Please be advised that                      has transferred $                     aggregate principal amount of the Notes or                      shares of Common Stock, no par value per share, of the Company issuable on conversion of the Notes (“COMMON STOCK”) pursuant to an effective Shelf Registration Statement on Form S-3 (File No. 333-                    ).
We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above-named beneficial owner of the Notes or shares of Common Stock is named as a “SELLING SECURITY HOLDER” in the Prospectus dated                     , or in amendments or supplements thereto, and that the aggregate principal amount of the Notes, or number of shares of Common Stock transferred are [a portion of] the Notes or shares of Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner’s name.

Very truly yours,

(Name)

B-1

EXHIBIT C
FORM OF SURRENDER CERTIFICATE
In connection with the certification relating to compliance with certain restrictions relating to transfers of Restricted Notes, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and Cowen and Company, LLC:
CERTIFICATE
CEREPLAST, INC.
7.00% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2016
This is to certify that as of the date hereof with respect to $_____ principal amount of the above-captioned Notes surrendered on the date hereof (the “Surrendered Notes”) for conversion or repurchase where the Notes issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a “transfer”), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Notes associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

The transfer of the Surrendered Notes complies with Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”); or

The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

The transfer of the Surrendered Notes has been made to an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), or (7) under the Securities Act who purchases at least $100,000 principal amount in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Notes (and an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration); or

The transfer of the Surrendered Notes has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.
[Name of Holder]
Dated:

*	To be dated the date of surrender

C-1

EXHIBIT D
THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, AND ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.
THE HOLDER HEREOF AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THE SHARES OF COMMON STOCK EVIDENCED HEREOF MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.
THE COMMON STOCK EVIDENCED HEREBY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.

D-1